Industry Canada         Industrie Canada               Exhibit 1.4





Certificate                                           Certificat
of Incorporation                                      De constitution

Canada Business                                       Loi canadienne sur
Corporations Act                                      les societes par actions







       3259722 CANADA INC.                                 325972-2



--------------------------------          ------------------------------------
Name of corporation-Denomination de La societe    Corporation number-Numero
de la societe                                     de la societe



I hereby  certify  that the  above-named     je certifie que la societe
corporation, the articles of incorporation   susmentionee, dont les statuts
of which are attached, was incorporated      constitutifs sont joints, a ete
under the Canada Business Corporations Act.  constituee en societe en vertu de la Loi canadienne sur les societes
                                             par actions.




                                                     May 14, 1996/le Mai 1996
/s/
Director  - Directeur             Date of Incorporation - Date de constitution











Canada

Corporate Affairs Canada   et Corporations Canada                    FORM 1
                                                      ARTICLES OF INCORPORATION
Canada Business            Loi regissant les societes            (SECTION 6)
Corporations Act           par actions de regime federal.


1 -  Name of Corporation

         3259722  CANADA LTD.
                  Amended July 21, 2000


2 - The place in Canada where the registered office is to be situated

         VANCOUVER, BRITISH COLUMBIA


3 - The classes and any maximum number of shares that the corporation
      Is authorized to issue

         AN UNLIMITED NUMBER OF COMMON SHARES





4 - Restrictions if any on share transfers

         PLEASE SEE SCHEDULE "A" ATTACHED




5 - Number (or minimum and maximum number) of directors

         A MINIMUM OF ONE TO A MAXIMUM OF TWELVE

6 - Restrictions if any on business the corporation may carry on

         NONE




7 - Other provisions if any

         NOT APPLICABLE





7 - Incorporators

     Names            Address (include postal code)        Signature

MCCULLOUGH O'CONNOR   1100 - 888 DUNSMUIR STREET         /s/
IRWIN                 VANCOUVER, B.C.   V6C 3K4




FOR DEPARTMENTAL USE ONLY                                  Filed
CORPORATION NO.      3259722

                                                          SCHEDULE "A"


4.    Restrictions if any on share transfers

If the Corporation:

     (a) is not a reporting issuer or mutual fund, within the meaning of the Securities Act (British Columbia); and

     (b) has not distributed to the public any of its shares or securities convertible into or exchangeable for any of its shares;

then no shares shall be transferred without the previous consent of the directors expressed by a resolution of the board of directors and the directors shall not be required to give any reason for refusing to consent to any proposed transfer The consent of the board of directors may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific person or with such other restrictions or requirements as the directors may determine.